EXHIBIT 10.17

REGISTRATION RIGHTS AGREEMENT AMENDMENT dated as of November 15, 2007 (this “RRA Amendment”), among SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), the undersigned parties listed under Existing Investors on the signature page or pages hereto (collectively, the “Existing Investors”), and the undersigned parties listed under New Investors on the signature page or pages hereto (collectively, the “New Investors” and, collectively with the Existing Investors, the “Investors”).

WITNESSETH:

WHEREAS, on March 5, 2007, the Company and the Existing Investors previously entered into that certain REGISTRATION RIGHTS AGREEMENT, dated as of March 5, 2007 (the “Agreement”; capitalized terms used without definition herein shall have the meanings given to them in the Agreement), pursuant to which the Company granted to the Investors certain rights to require the Company to register the resale of unregistered securities now or hereafter held by them.

WHEREAS, on June 21, 2007, (a) Playford Holdings, Ltd. subscribed for and purchased from the Company 787,402 Warrants of the Company, each Warrant consisting of one warrant to purchase one share of common stock, par value $0.001 per share (“Common Stock”), of the Company, which warrants will expire on June 21, 2011 (the “June 2007 Warrants”), pursuant to a warrant subscription agreement, and (b) Gilbert E. Playford (one of the Existing Investors) entered into a unit subscription agreement pursuant to which he subscribed for and agreed to purchase, simultaneous with and on the date of closing (the “Closing Date”) of the Company’s acquisition of Novamerican Steel Inc., up to 1,875,000 Units (the “Fall 2007 Units”), each Fall 2007 Unit consisting of (a) one share of Common Stock (collectively, the “Fall 2007 Shares”) and (b) one Warrant (collectively, the “Fall 2007 Warrants”; together with the June 2007 Warrants, the “New Warrants”), each Warrant to purchase one share of Common Stock at an exercise price of $5.50 per share (subject to adjustment), which warrants will expire four years after issuance (i.e., four years after the Closing Date).

WHEREAS, the Closing Date is expected to occur during the first half of November, 2007.

WHEREAS, pursuant to a Assignment of Subscription Rights dated as of September 17, 2007 (the “Assignment”), Playford assigned his rights to subscribe for the Fall 2007 Units on the Closing Date to the New Investors, in the amounts set forth opposite each New Investor’s name on Schedule A attached hereto.

WHEREAS, on the Closing Date, under the Subscription Agreement and Assignment, the New Investors will receive the Units corresponding to the numbers set forth opposite their names on such Schedule A (including Placement Shares corresponding to the numbers set forth opposite their names on such Schedule A)(the “New Shares”; collectively with the New Warrants, the “New Securities”).

WHEREAS, the Investors desire to amend the Agreement to add the New Investors to the definition of Investors in the Agreement and to clarify that the New Securities fall within the definition of Registrable Securities under the Agreement.

WHEREAS, Section 6.5 of the Agreement provides that any amendment to the Agreement that requires the written consent of the Company and a majority-in-interest of the voting power of the Existing Investors; and with respect to any matter that directly or indirectly adversely affects the rights of any Existing Investor, each such Existing Investor must give its written consent to the amendment.

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree that:

1.	Definitions.

a.           Investors. The definition of “Investors” in the Agreement is hereby amended so as to include the New Investors, so that the New Investors shall be treated as if they were original Investors party to the Agreement.

b.           Private Placement Warrants. The definition of “Private Placement Warrants” in the Agreement is hereby amended so as to include the New Warrants.

2.          Full Force and Effect. Except as expressly amended hereby, all of the provisions of the Agreement are hereby affirmed and shall continue in full force and effect in accordance with their respective terms.

3.          Governing Law. The construction, validity and performance of this RRA Amendment will be governed in all respects by the laws of the State of New York, without regard to its conflicts of laws principles.

4.          Counterparts; Signatures. This RRA Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The exchange of copies of this RRA Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this RRA Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the Parties have executed and delivered this RRA Amendment as of the date first above written.

SYMMETRY HOLDINGS INC.
By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

EXISTING INVESTORS:

/s/ Corrado De Gasperis		/s/ Gilbert E. Playford
Corrado De Gasperis 432 Scarborough Road Briarcliff Manor, NY 10510		Gilbert E. Playford 5200 St. Andrews Island Grand Harbor Vero Beach, FL 32967-7296

PLAYFORD SPAC PORTFOLIO LTD.
By:	/s/ Gilbert E. Playford	/s/ Domenico Lepore
Name: Gilbert E. Playford Title: General and Limited Partner Address: 5200 St. Andrews Island Dr. Vero Beach, FL 32967		Domenico Lepore 180 Montague Street Brooklyn, New York 11201

/s/ Scott C. Mason		/s/ M. Ridgway Barker
Scott C. Mason 1601 West Diehl Rd. Naperville, IL 60563		M. Ridgway Barker 55 Rowayton Avenue Rowayton, CT 06853

/s/ Robert W. Ramage, Jr.		/s/ Donald C. Bailey
Robert W. Ramage, Jr. 127 Buttercup Lane Huntington, New York 11743		Donald C. Bailey 1 Northcote Park Wrens Hill Oxshott, Surrey England KT22 0HL, United Kingdom

NEW INVESTORS:

THE GILBERT E PLAYFORD 2007 CHARITABLE REMAINDER TRUST U/A/D 6/12/07		Playford Holdings, Ltd.
By:	/s/ Gilbert E. Playford	By:	/s/ Gilbert E. Playford
	Name: Gilbert E. Playford		Name: Gilbert E. Playford
	Title: Trustee		Title: General Partner

Lions Den Investments SA		Chongwe Investments SA
By:	/s/ Gilbert E. Playford	By:	/s/ Gilbert E. Playford
	Name: Emmanuele Argand		Name: Emmanuele Argand
	Title: Director		Title: Director

Etosha Investments SA
By:	/s/ Gilbert E. Playford
Name: Emmanuele Argand
Title: Director

Schedule A

New Investors / New Securities

Name	Address	Tax ID Number	No. of Units
The Gilbert E Playford 2007 Charitable Remainder Trust U/A/D 6/12/07	5200 ST. ANDREWS ISLAND DRIVE VERO BEACH, FL 32967		625,000
Playford Holdings, Ltd.	5200 ST. ANDREWS ISLAND DRIVE VERO BEACH, FL 32967		312,500
Lions Den Investments SA	c/o de Pfyffer & Partners,6 rue Bellot,1206 Geneva, att. E.Argand (mailing address) Calla Beatriz de Cabal, Edificio P.H. Proconsa II, Octavio Piso, Apartado postal (P.O. Box) 0816-01461, Panama 5, Panama (registered office)		312,500
Chongwe Investments SA	c/o de Pfyffer & Partners,6 rue Bellot,1206 Geneva, att. E.Argand (mailing address) Calla Beatriz de Cabal, Edificio P.H. Proconsa II, Octavio Piso, Apartado postal (P.O. Box) 0816-01461, Panama 5, Panama (registered office)		312,500
Etosha Investments SA	c/o de Pfyffer & Partners,6 rue Bellot,1206 Geneva, att. E.Argand (mailing address) Calla Beatriz de Cabal, Edificio P.H. Proconsa II, Octavio Piso, Apartado postal (P.O. Box) 0816-01461, Panama 5, Panama (registered office)		312,500
Total			1,875,000

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